As filed with the Securities and Exchange Commission on January 9, 2026

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Trident Digital Tech Holdings Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suntec Tower 3,

8 Temasek Boulevard Road, #24-03

Singapore, 038988

+65 6513 6868

(Address, including zip code, of Principal Executive Offices)

2023 Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Soon Huat Lim
Chief Executive Officer
Trident Digital Tech Holdings Ltd
Suntec Tower 3,
8 Temasek Boulevard Road, #24-03
Singapore, 038988
+65 6513 6868

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Trident Digital Tech Holdings Ltd (the “Registrant”) to register additional securities issuable pursuant to the Second Amended and Restated 2023 Equity Incentive Plan and consists of only those items required by General Instruction E to Form S-8.

At its annual general meeting of shareholders on December 23, 2025, the Registrant approved and adopted the Second Amended and Restated 2023 Equity Incentive Plan to adjust the number of shares available for awards to 230,191,250 Class B ordinary shares. Based on the above, the additional securities registered hereby consist of 230,191,250 Class B ordinary shares.

In accordance with General Instruction E to Form S-8, the registration statement on Form S-8 (File No. 333-284116), as filed with the Securities and Exchange Commission (the “Commission”) on January 2, 2025, as amended and filed with the Commission on January 9, 2026 is incorporated herein by reference, except as otherwise set forth herein.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 9, 2026.

Trident Digital Tech Holdings Ltd

By:	/s/ Soon Huat Lim
	Name:	Soon Huat Lim
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature		Title	Date

/s/ Soon Huat Lim		Chairman and Chief Executive Officer	January 9, 2026
Name:	Soon Huat Lim	(principal executive officer)

*		Chief Financial Officer
Name:	Haiyan Huang	(principal financial officer and	January 9, 2026
principal accounting officer)

*		Chief Technology Officer and Director	January 9, 2026
Name:	Poh Kiong Tan

*		Independent director	January 9, 2026
Name:	How Teck Lim

*		Independent director	January 9, 2026
Name:	Noi Keng Koh

*		Independent director	January 9, 2026
Name:	Chwee Koh Chua

* By:	/s/ Soon Huat Lim
	Name:	Soon Huat Lim
	Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Trident Digital Tech Holdings Ltd, has signed this registration statement or amendment thereto in New York on January 9, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President for and on behalf of Cogency Global Inc.

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